Exhibit 99.1
For Immediate Release
EDAC Technologies Corporation Names
Lee K. Barba to Board of Directors
FARMINGTON, Conn., January 8, 2010 – EDAC Technologies Corporation (NASDAQ: EDAC), a diversified designer, manufacturer and servicer of precision components for aerospace and industrial applications, announced that Lee K. Barba has been named to the Company’s Board of Directors, effective January 7, 2010. The appointment of Mr. Barba increases the size of the Board from six to seven members.
From 2000 to 2009, Mr. Barba, age 59, was Chairman and Chief Executive Officer of thinkorswim Group Inc., a leading online brokerage and investor education firm, which he built through acquisitions prior to its sale to TD AMERITRADE. Prior to that, he was President of Coral Energy L.P., a joint venture of Shell Oil Company focused on deregulated energy markets. Mr. Barba spent eight years in a variety of executive positions with Bankers Trust, including Chief Operating Officer of the Global Investment Bank, and began his career in the brokerage and investment banking industry.
EDAC’s Chairman, Daniel C. Tracy, commented, “Lee Barba is an important addition to our Board. He has a track record of building successful businesses, and an appreciation for entrepreneurship and innovation. We welcome his experience and perspective, as we continue our efforts to grow EDAC and achieve the Company’s full potential.”
Mr. Barba said, “EDAC is fully focused on executing its growth strategy. The Company’s ability to satisfy the demands of global customers for high quality engineered products will allow them to capture significant opportunities in their market. I look forward to joining with the Board and management team in their efforts to build shareholder value.”
About EDAC Technologies Corporation
EDAC Technologies Corporation is a diversified manufacturing company serving the aerospace and industrial markets. In the aerospace sector, EDAC offers design and manufacturing services for commercial and military aircraft, in such areas as jet engine parts, special tooling, equipment, gauges and components used in the manufacture, assembly and inspection of jet engines. Industrial applications include high-precision fixtures, gauges, dies and molds, as well as the design, manufacture and repair of precision spindles, which are an integral part of machine tools found in virtually every manufacturing environment. EDAC’s core competencies include extensive in-house design and engineering capabilities, and facilities equipped with the latest enabling machine tools and manufacturing technologies.
Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as “plans,” seeks,” “projects,” “expects,” “believes,” “may,” “anticipates,” “estimates,” “should,” and similar expressions to identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company’s beliefs and assumptions. There are a number of important factors that may affect the Company’s actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company’s products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company’s competitors; and the Company’s ability to enter into satisfactory financing arrangements. These and other factors are described in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.
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CONTACTS:	Glenn L. Purple Vice President-Finance 860-677-2603 Edward Nebb Comm-Counsellors, LLC 203-972-8350